                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Michigan Rivet Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Michigan Rivet Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                           MICHIGAN RIVET CORPORATION

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 1999


         The Annual Meeting of Shareholders of Michigan Rivet Corporation, a Michigan corporation, will be held at the offices of Michigan Rivet Corporation, 13201 Stephens Road, Warren, Michigan 48089, on Friday, April 30, 1999 at 11:00 a.m., Detroit time, for the following purposes:

         (a) To elect nine directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified; and

         (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

         You are invited to attend the meeting. However, if you do not expect to attend in person, you are urged to execute and return immediately the enclosed proxy which is solicited by the Board of Directors of the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.


                                      By Order of the Board of Directors



                                      CLARK V. STEVENS, Secretary

Warren, Michigan
March 19, 1999

                           MICHIGAN RIVET CORPORATION

                                 PROXY STATEMENT
                    ANNUAL MEETING TO BE HELD APRIL 30, 1999

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Michigan Rivet Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held on April 30, 1999 at the executive offices of the Company. The mailing address of the principal executive offices of the Company is 13201 Stephens Road, Warren, Michigan 48089. This Proxy Statement and the enclosed proxy were first sent or given to the shareholders on or about March 19, 1999.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them. A proxy may be revoked by the person executing it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation; by giving another proxy bearing a later date than the proxy being revoked; or by attending and voting at the Annual Meeting in person.

         Only shareholders of record at the close of business on February 19, 1999 will be entitled to vote at the meeting. On that date 638,525 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by the shareholder. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting.


                             PRINCIPAL SHAREHOLDERS

         The following persons beneficially owned shares of the Common Stock of the Company in the amounts and percentages shown as of December 31, 1998, and are the only persons known to the Company to own beneficially more than 5% of the Common Stock. The determination of beneficial ownership was made in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which specifies that a beneficial owner includes "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:
(1) Voting power which includes the power to vote, or direct the voting of, his or her shares, and/or (2) Investment power which includes the power to dispose, or to direct the disposition of" his or her shares. The nature of beneficial ownership is sole voting and investment power except as otherwise indicated in the footnotes to the table.




                                                             AMOUNT AND
                                                             NATURE OF        PERCENT
          NAME AND ADDRESS                                   BENEFICIAL         OF
         OF BENEFICIAL OWNER                                 OWNERSHIP         CLASS
         -------------------                                 ---------         -----

Dorothy E. Knuppenburg (1)                                    145,339          22.8%
  8961 W. 32 Mile Road, Romeo, Michigan 48065

Comerica Bank f/k/a                                           145,339          22.8%
Manufacturers National Bank of Detroit (1)
  P.O. Box 33060, Detroit, Michigan 48232

Dottice Stade (2)                                             139,792          21.9%
  13201 Stephens Road, Warren, Michigan 48089

Kermit L. Knuppenburg (3)                                      82,121          12.9%
  13201 Stephens Road, Warren, Michigan 48089

Frank C. Bellisario (4)                                        40,389           6.3%
  38014 Rockhill, Clinton Township, Michigan 48036

Ronald M. Bellisario (5)                                       39,699           6.2%
 4964 Deer Creek Circle N., Washington, MI 48094

Doreen E. Paulson (6)                                          35,679           5.6%
 47952 Liberty Drive, Shelby Twp., Michigan 48315


----------------------------

(1) Dorothy E. Knuppenburg and Comerica Bank f/k/a Manufacturers National Bank of Detroit are co-trustees of the K.M. Knuppenburg Residuary Trust which owns 145,339 shares of Common Stock, 22.8% of the total outstanding. The voting and investment power of the shares owned by the Trust is exercisable by the concurrent vote of the two trustees.

(2) Dottice Stade is Mrs. Knuppenburg's daughter, the sister of Kermit L. Knuppenburg and wife of William B. Stade, President, Chairman of the Board and a director of the Company. The shares shown as beneficially owned by Mrs. Stade include 2,266 shares owned by Mr. Stade.

(3)      Includes 11,960 shares held jointly with Mr. Knuppenburg's spouse.

(4)      Does not include 2,200 shares owned by Mr. Bellisario's wife.

(5)      Does not include 2,200 shares owned by Mr. Bellisario's wife.

(6)      Does not include 4,200 shares owned by Mrs. Paulson's husband.

                              ELECTION OF DIRECTORS

         Nine directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and has qualified. The following table sets forth information regarding the nine nominees for election to the Board of Directors. All of the nominees, except Howard W. Burdett and Earl T. O'Loughlin, are currently directors of the Company elected at the 1998 Annual Shareholder's Meeting and have served as directors since first elected as such.

         At a meeting of the Board of Directors held February 17, 1999, the Board approved a resolution to expand the size of the Board from seven to nine directors, effective at the time of the Annual Meeting. The Board has nominated Messrs. Burdett and O'Loughlin to stand for election to the newly created Board seats.

         Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Shares represented by proxies in the accompanying form received by the Board of Directors will be voted at the Annual Meeting (or any adjournment thereof) as directed in the proxies. Unless a shareholder directs otherwise, signed proxies (including signed proxies which fail to direct how they are to be voted) will be voted for the election of the nine nominees named below and an equal number of votes will be cast for each nominee. If, as a result of circumstances not known or foreseen, any of such nominees shall be unavailable to serve as a director, such proxies will be voted for the election of such person or persons as the Board of Directors may select. In no event will the proxies be voted for more than nine nominees.

                                                                          DIRECTOR
                                                                        CONTINUOUSLY
NAME AND AGE                     PRINCIPAL OCCUPATION                      SINCE
------------                     --------------------                      -----

William B. Stade, 61          President of the Company                      1971
                              and Chairman of the Board

Clark V. Stevens, 65          Attorney at Law, Clark V. Stevens, P.C.,      1974
                              St. Clair Shores, Michigan

Charles E. Blank, 61          President, Air-Way Manufacturing,             1977
                              Olivet, Michigan, manufacturer of
                              steel fittings for hydraulic systems

Kermit L. Knuppenburg, 57     Vice President, Select Sales, Inc.,           1994
                              Mt. Clemens, Michigan, a
                              manufacturer's representative



William P. Lianos, 62         Executive Vice President, Treasurer           1993
                              and Chief Operating Officer of the
                              Company

Anthony W. Livorine, 71       Retired Vice President of Sales,              1993
                              Textron, Townsend Division

Anthony J. Caputo, 55         President, Caputo Brosnan, P.C.               1994
                              Warren, Michigan, attorneys

Howard W. Burdett, 59         Principal, Northwoods Financial Center         *
                              Oscoda, Michigan

Gen. Earl T. O'Loughlin, 68   General (Retired),                             *
                              United States Air Force

--------------------------
*   Not currently a director.

         All of the nominees have been engaged in the principal occupation listed above for at least the last five years except as follows:

         William B. Stade became Chairman of the Board effective August 1996 and President of the Company effective April 1992. Prior thereto, he had been Executive Vice President of the Company for more than the past five years.

         William P. Lianos became Executive Vice President and Chief Operating Officer of the Company effective February 22, 1994. Prior thereto, he had been Vice President and Treasurer of the Company for more than the past five years.

         Prior to January 1, 1995, Clark V. Stevens was President of Regan & Stevens, P.C., Detroit, Michigan, attorneys. Regan & Stevens provided legal services to the Company during the previous five fiscal years. Clark V. Stevens, Professional Corporation, provided services to the Company during the fiscal year ended October 31, 1998, and the Company expects to retain such firm to perform legal services during the current fiscal year.

         Howard W. Burdett has been a principal of Northwoods Financial Center, Oscoda, Michigan, since September, 1996. Northwoods Financial Center provides investment advisory and investment management services. From September, 1994 to August, 1996, Mr. Burdett was Vice President and Treasurer of Aluminum Company of America. From July, 1993 to August, 1994, Mr. Burdett was President and Chief Executive Officer of Dorinco Reinsurance Company.

         General Earl T. O'Loughlin, USAF, has been a director of Amcast Industrial Corp., a New York Stock Exchange listed company, since December, 1987. General O'Loughlin, retired, was the Commander of the United States Air Force Logistics Command at Wright-Patterson AFB, Ohio, from September, 1984 until August, 1987. General O'Loughlin is also chairman of the Board of Directors of Huron Community Bank, East Tawas, Michigan and a director of Straits Corp., Bay City, Michigan and Aeronca Aerospace Corp., Middletown, Ohio.

         Anthony J. Caputo serves on the Board and has been nominated at the express request of Ronald M. Bellisario on behalf of the Bellisario family shareholders.

         William B. Stade and Kermit L. Knuppenburg are brothers-in-law. There are no other family relationships between any of the directors or executive officers of the Company.

         The Board of Directors has established a Compensation Committee, which is presently comprised of Messrs. Blank, Stevens, and Knuppenburg. The Compensation Committee reviews and recommends to the Board the salaries of all officers of the Company and remuneration of the directors.

         The Board has also established an Executive Committee, composed of Messrs. Stevens, Stade and Livorine, to oversee management of the Company. The Company's executive officers report to this Committee. The Executive Committee is expected to perform its duties for a temporary but indefinite period until Company profitability improves.

         The Board has also established a Search Committee, composed of Messrs. Stevens, Knuppenburg and Lianos, to find a potential successor to the Chief Executive Officer and Chief Operating Officer positions.

         The Board has not established a nominating committee, nor has the Board established an audit committee or similar committee. In these matters, the Board of Directors acts as a committee of the whole.

         During the fiscal year ended October 31, 1998, the Board met five times, the Compensation Committee met two times, and the Search Committee met one time. The Executive Committee met monthly during the year.

         None of the directors or nominees for the Board serves as a director of any company registered under, or which files reports pursuant to, the Securities Exchange Act of 1934, other than General O'Loughlin with respect to Amcast Industrial Corp.

EXECUTIVE OFFICERS

         The following table sets forth information concerning the persons who served as executive officers of the Company during fiscal year ended October 31, 1998.


         NAME AND AGE                 OFFICE AND LENGTH OF SERVICE
         ------------                 ----------------------------

         William B. Stade, 61         Chairman of the Board since August 1996 and President
                                      since April 1992.  Prior thereto, Executive Vice
                                      President since 1971.

         Clark V. Stevens, 65         Secretary since 1977.

         William P. Lianos, 62        Executive Vice President since 1994 and Treasurer since
                                      1986.  Prior thereto, Vice President since 1991.


         Each of the executive officers serves at the pleasure of the Board of Directors. Background information regarding Messrs. Stade, Stevens and Lianos is set forth under "Election of Directors."

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock by all persons who served as members of the Board of Directors during the fiscal year ended October 31, 1998, all nominees for the Board, the named executive officers and all directors and officers of the Company as a group, calculated as of December 31, 1998. The nature of beneficial ownership is sole voting and investment power except as otherwise indicated in the footnotes to the table.


                                                  NUMBER          PERCENT
                                                 OF SHARES        OF CLASS
                                                 ---------        --------

         William B. Stade (1)                      2,266              *
         Clark V. Stevens (2)                     14,220            2.2%
         Charles E. Blank                            973              *
         William P. Lianos (3)                     3,020              *
         Anthony W. Livorine                       1,400              *
         Kermit L. Knuppenburg (4)                82,121           12.9%
         Anthony J. Caputo                             0              *
         Howard W. Burdett                             0              *
         Gen. Earl T. O'Loughlin                       0              *
                                                 -------           -----
         All directors, nominees and
         executive officers as a group
         (9 persons)                             104,000            16.3%
                                                 =======           =====

----------------------
*        Less than 1%

(1)      See footnote 2 under "Principal Shareholders".

(2) Includes 3,120 shares held jointly with Mr. Stevens' spouse; and 11,100 shares held individually by Mr.Stevens.

(3)      Shares are held jointly with Mr. Lianos' spouse.

(4)      Includes 11,960 shares held jointly with Mr. Knuppenburg's spouse.

                             EXECUTIVE COMPENSATION

                 Summary of Cash and Certain Other Compensation

         The following table sets forth the cash compensation paid by the Company as well as other compensation paid or accrued during the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and (ii) each of the executive officers of the Company whose annual compensation exceeded $100,000.

                         SUMMARY COMPENSATION TABLE (1)

--------------------------------------------------------------------------------

         NAME AND PRINCIPAL                                 ANNUAL           ALL OTHER
             POSITION                       YEAR         COMPENSATION     COMPENSATION(2)
             --------                       ----         ------------     ---------------

         William B. Stade                   1998          $150,500          $ 44,262
         Chief Executive Officer            1997           150,500            29,885
                                            1996           150,500            26,315

         William P. Lianos                  1998           169,750           126,094
         Executive Vice President,          1997           154,167            82,236
         Treasurer                          1996           142,500            71,221

(1) Cash compensation does not reflect Messrs. Stade's and Lianos' use of Company automobiles, the individual amounts of which did not exceed 10% of the compensation paid to either executive officer and the aggregate amount of which did not exceed 10% of the total compensation paid to all executive officers as a group.

(2) All other compensation includes contributions made by the Company on behalf of the named executive officers under the Company's 401(k) plan and bonuses paid under the Company's Incentive Compensation Plan.

ANNUITY, PENSION OR RETIREMENT BENEFITS

                    ANNUAL BENEFIT EXAMPLES AT AGE 65 IN 1998
                    -----------------------------------------
              BASED UPON YEARS OF SERVICE THROUGH DECEMBER 15, 1989


         AVERAGE
         EARNINGS        10           15          20          25          30
         --------     --------     --------    --------    --------    --------
         $ 40,000     $ 3,200      $ 4,800     $ 6,400     $ 8,000     $ 9,600
          105,000       8,400       12,600      16,800      21,000      25,200
          170,000      13,600       20,400      27,200      34,000      40,800
          235,000      18,800       28,200      37,600      47,000      56,400
          300,000      24,000       36,000      48,000      60,000      72,000

         The Company's Salaried Employee Pension Plan is a qualified non-contributory defined benefit pension plan which is intended to be qualified under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the "Plan"). In December 1988, the Board of Directors approved the termination of the Plan and additional benefits ceased accruing effective December 15, 1989 (the "Termination Date"). On June 29, 1990, the Company received approval from the Internal Revenue Service to terminate the Plan and Plan assets were used to purchase annuities to cover the accrued benefits of all Plan participants payable upon the employee's retirement at age 65 or upon early retirement on or after age 55. The Plan provided optional early retirement benefits, provided that the participant had attained age 55 and completed at least ten years of service with the Company, although after termination of the Plan, the participant no longer needs to complete ten years of service with the Company to receive early retirement benefits. The Plan covered all full-time employees (except certain employees whose employment is governed by a collective bargaining agreement) who completed one year of service (at least 1,000 hours) and attained the age of 21 years or completed three years of employment. Generally, monthly payments based upon years of credited service and the employee's yearly earnings are payable to or on behalf of each covered employee upon such employee's retirement.

         Benefits were calculated at 8/10 of 1% of annual earnings for each credited year of service after the effective date of the Plan. Annual earnings under the Plan were defined as gross earnings as reflected on an employee's Form W-2. The maximum yearly pension benefit is the smallest of: (a) the benefits credited to the employee under the benefit formula; or (b) 100% of the employee's average yearly earnings (if over $10,000), in the three consecutive years of highest earnings; or (c) the maximum yearly pension benefit under the Plan ($98,064 as of the Termination Date). Benefits are fully vested after ten years.

         Mr. Stade has 17 credited years of service under the Plan and Mr. Lianos has 7 years of credited service. The benefits payable under the Plan are not subject to deduction for Social Security or other offset amounts. Estimated annual benefits payable as a life annuity upon retirement at age 65 to persons retiring in 1998 are shown in the table above according to "average earnings" (calculated as provided in the Plan) and "years of service" (as defined in the Plan).

         The Company makes a voluntary contribution to the Salaried Employees 401(k) Plan. The contribution in fiscal year 1998 amounted to $55,000, distributed based upon employee base compensation.

COMPENSATION OF DIRECTORS

         During the fiscal year ended October 31, 1998, directors (other than those who are also officers or employees of the Company) were paid $750 for each Board of Directors meeting attended. A $2,000 monthly fee is paid to the Executive Committee members who are not employees of the Company. Members of the Compensation Committee are paid $750 per meeting attended. Members of the Executive Search Committee are paid $750 per meeting attended.

EMPLOYMENT AGREEMENT WITH EXECUTIVE VICE PRESIDENT

         On September 2, 1994 the Company executed an employment agreement with William P. Lianos, effective as of July 1, 1994. Pursuant to the terms of the Employment Agreement, Mr. Lianos is to perform those duties and responsibilities assigned by the Board of Directors, which are to be commensurate with his status as Chief Operating Officer and Chief Financial Officer of the Company and its subsidiary, The McLaughlin Company. The Employment Agreement provides for an annual salary, payable in semi-monthly installments plus any increases in the annual rate of compensation which the Board may determine from time to time. In addition, the Board of Directors may, but is not required to, determine a bonus to be paid to Mr. Lianos pursuant to the Agreement for any fiscal year ending during the term of the Agreement.

         Mr. Lianos is also entitled to sole use of an automobile purchased or leased for him by the Company and to receive such fringe benefits, including participation in the profit sharing plan, medical benefits, term life insurance and the like, as he was receiving on the date of the Agreement so long as the Company maintains such plans for its executives.

         In the event of his disability, Mr. Lianos is entitled to receive his full salary unless the Board determines that such disability shall prevent him from rendering services necessary in the performance of his duties for a period of six consecutive months. In that event the Board may terminate his employment, upon ten days prior notice delivered after expiration of such six month period. Upon such termination, or upon his death, during the term of the Agreement, Mr. Lianos (or his estate) is entitled to receive his full salary through the last day of the month in which such death or termination occurs plus 75% of the salary called for under the Agreement during the remainder of the term of the Agreement, reduced by any disability benefits received by him from insurance carriers with respect to which insurance premiums were paid by the Company.

         Under its original term, the Agreement was to expire June 30, 1996. At the meeting of the Board of Directors on December 20, 1995, the Compensation Committee recommended and the Board of Directors approved an extension of the Employment Agreement through October 31, 1998, and an increase in the annual salary to $145,000, effective January 1, 1996. At the meeting of the Board of Directors on December 18, 1996, the Compensation Committee recommended and the Board of Directors approved an increase in the annual salary to $156,000, effective January 1, 1997. At the meeting of the Board of Directors on December 17, 1997, the Compensation Committee recommended and the Board of Directors approved an extension of the Employment Agreement through October 31, 2001, and an increase in the annual salary to $172,500 effective January 1, 1998. At the meeting of the Board of Directors on December 17, 1998, the Compensation Committee recommended and the Board of Directors approved an increase in the annual salary to $190,000 effective January 1, 1999. The Agreement may be terminated, prior to the expiration of its term, by the Company for cause as defined in the Agreement.


                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors for the fiscal year ending October 31, 1998 consisted of Messrs. Blank, Stevens and Knuppenburg. With respect to compensation awarded for that fiscal year, the Committee makes the following report:

         Mr. Stade's annual salary was increased to $165,000 effective January 1, 1999 by the Board of Directors at their meeting on December 17, 1998. The Compensation Committee recommended this increase in light of the Company's improved performance in recent years and the fact that Mr. Stade's base compensation had not been increased since 1994.

         As mentioned above, the Board of Directors approved an additional extension to the employment agreement with William P. Lianos and increased his base salary, effective January 1, 1999, to $190,000. The Compensation Committee recommended this extension and increase in recognition of the Company's improved performance in the 1995, 1996, 1997 and 1998 fiscal years, Mr. Lianos' performance of his responsibilities and duties, and the scope of duties assigned to Mr. Lianos.

         An Incentive Compensation Plan for all exempt salaried employees including officers was in effect for the fiscal year ended October 31, 1998. The Board of Directors approved a new Incentive Compensation Plan for the fiscal year ending October 31, 1999. The new incentive plan provides for the creation of an incentive bonus pool equal to 20% of the Company's consolidated pretax profits in excess of $1,700,000. In calculating pretax profits, (1) bonuses paid under the incentive plan or any other bonuses for the fiscal year will not be included as expenses, and (2) gains from non-operational transactions (such as equipment sales or receipt of life insurance proceeds, for example) will not be included as profits. 40% of the bonus pool is reserved for payment to Mr. Lianos and Mr. Stade, except that payments to Mr. Lianos may not exceed 60% of his base salary and payments to

Mr. Stade may not exceed 40% of his base salary. The remaining 60% of the bonus pool is to be paid to the Company's General Operations Manager, other Corporate Managers and other exempt salaried personnel as determined by the Company's Chief Operating Officer (Mr. Lianos) based on his determination of the relative contribution of such individuals to the pretax profits. The bonus paid to the General Operations Manager, General Sales Manager, Chief Engineer and/or Corporate Controller, may not exceed 50% of their respective base salaries, while bonuses to other Corporate Managers and other exempt salaried personnel may not exceed 25% and 15%, respectively, of their base salaries. The incentive bonus plan is effective only for the fiscal year ending October 31, 1999.

         It is the Compensation Committee's belief that the salaries for Mr. Stade and Mr. Lianos are reasonable for persons performing the functions performed by them for companies of the size and character of the Company. The Committee took cognizance of the Company's continuing improved financial performance in fiscal 1998 in establishing the compensation to be paid to the officers; however, the Committee did not establish or use any specific performance-based criteria, quantitative or qualitative, in determining the compensation to be paid any officers.


                                         Charles E. Blank
                                         Clark V. Stevens
                                         Kermit L. Knuppenburg



             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         For its most recent fiscal year, the Company is not aware of the failure of any director, officer or beneficial owner of more than 10% of the Company's equity securities to file timely any report on Form 3, 4 or 5 required under Section 16(a) of the Securities Exchange Act of 1934, except that Kermit
L. Knuppenburg did not timely file a report on Form 4 or Form 5 to report his transfer of 200 shares of Common Stock which occurred in June, 1998.

                                PERFORMANCE GRAPH

         The SEC requires that the Company include in this Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and companies in the Company's peer group. For peer group purposes, the Company has compared such shareholder returns with Federal Screw Works.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                    [GRAPH]

          MRC       FSW    S&P 500
1993      100       100       100
1994       60       108       101
1995      160       127     125.4
1996      181       166     150.8
1997      201       328     195.5
1998      363       267     234.8



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS

         Clark V. Stevens, a director of the Company, is the President and owner of Clark V. Stevens, Professional Corporation, a law firm which provided services to the Company in the fiscal year ended October 31, 1998. In 1998, Clark V. Stevens, Professional Corporation, was paid fees for services by the Company in the amount of $13,920. The Company proposes to retain this firm during the current fiscal year.

         Kermit L. Knuppenburg, a director of the Company, son of Dorothy E. Knuppenburg and brother-in-law of William B. Stade, performs commissioned sales representative services for the Company through Select Sales, Inc. Amounts paid by the Company for these services for the fiscal year ended October 31, 1998 were approximately $303,574.

         Comerica Bank, a co-trustee under the K.M. Knuppenburg Residuary Trust, which holds approximately 22.8% of the outstanding Common Stock, is lender to the Company pursuant to a $5,000,000 revolving line of credit. At January 31, 1999, $975,000 was outstanding under the line of credit.

                                   ACCOUNTANTS

         Plante & Moran, independent public accountants, audited the financial statements of the Company for the fiscal year ended October 31, 1998. Representatives of Plante & Moran are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

         The audit services provided by Plante & Moran relating to the fiscal year ended October 31, 1998, were examination of the Company's financial statements and pension plan, assistance and consultation in connection with filing Form 10-K and other reports with the Securities and Exchange Commission, and consultation in connection with various accounting matters.


                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

         If any security holder of the Company wishes to present a proposal for action at the annual meeting of the Company's shareholders to be held in April, 2000, such proposal shall be received at the Company's principal executive offices not later than November 19, 1999.

         A proposal to be presented at any meeting other than an annual meeting of shareholders should be received a reasonable time before the solicitation is made.

         To avoid uncertainty as to the date on which a proposal was received by the Board of Directors, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                                        By Order of the Board of Directors



                                        CLARK V. STEVENS, Secretary

Warren, Michigan
March 19, 1999


MICHIGAN                     PROXY                          THIS PROXY IS SOLICITED ON
RIVET                                                    BEHALF OF THE BOARD OF DIRECTORS.
CORPORATION
13201 Stephens Road               The undersigned hereby constitutes and appoints William B. Stade and William P.
Warren, Michigan 48089            Lianos and each of them, as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, by action of a majority present (or, if only one is present, then that one), all the shares of common stock of Michigan Rivet Corporation held of record by the undersigned on February 19, 1999 at the Annual Meeting of Shareholders to be
                                  held at the offices of Michigan Rivet Corporation, 13201 Stephens Road,
                                  Warren, Michigan, 48089, on Friday, April 30, 1999, at 11:00 a.m., Detroit
                                  Time, or at any adjournment thereof.


1.   ELECTION OF           FOR all nominees listed below \  \                 WITHHOLD AUTHORITY \  \
     DIRECTORS          (except as marked to the contrary below)         to vote for all nominees listed below

   (INSTRUCTION:  To withhold authority to vote for any nominee, strike a line through the nominee's name in the list below.)

          C. Stevens, W. Stade, C. Blank, W. Lianos, A. Livorine, K. Knuppenburg, A. Caputo, E. O'Loughlin and H. Burdett

2.   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed hereby by the undersigned shareholder.  If no specification is made, this proxy will be voted for the election of the nominees named above and any substitute for any of them.
                                   (Continued, and to be signed, on the other side.)





          Receipt is hereby acknowledged of the Notice of Annual Meeting of Shareholders and Proxy Statement,
     each dated March 19, 1999 and the Annual Report of Michigan Rivet Corporation for the year ended October
     31, 1998.


                                                                 Dated:_____________________, 1999

                                                                 ______________________________________
                                                                 Signature
                                                                 ______________________________________
                                                                 Signature if held jointly

                                                                 Please sign exactly as name appears hereon. If
                                                                 the stock is registered in the names of two or
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY                    more persons, each should sign.  Executors,
 CARD PROMPTLY USING THE ENCLOSED ENVELOPE.                      administrators, trustees, guardians, attorneys
                                                                 and corporate officers should add their titles.

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